Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Energy Vault Holdings, Inc.

(Exact name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Common Stock, par value $0.0001 per share	Other	20,862,091 (2)	$4.94 (7)	$103,058,730.00	0.0000927	$9,553.54
	Equity	Common Stock, par value $0.0001 per share	Other	7,081,307 (3)	$4.94 (7)	$34,981,657.00	0.0000927	$3,242.80
	Equity	Common Stock, par value $0.0001 per share	Other	927,963 (4)	$0.81 (8)	$751,651.00	0.0000927	$69.68
	Equity	Common Stock, par value $0.0001 per share	Other	203,205 (5)	$0.24 (9)	$48,770.00	0.0000927	$4.52
	Equity	Common Stock, par value $0.0001 per share	Other	145,630 (6)	$1.48 (10)	$215,533.00	0.0000927	$19.98
	Total Offering Amounts					$139,056,341.00		$12,890.52
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$12,890.52

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the Registration Statement also covers any additional and indeterminate number of securities as may become issuable pursuant to the provisions of the Registrant’s 2022 Equity Incentive Plan (the “2022 EIP”), the Energy Vault, Inc. 2020 Stock Plan (the “2020 Plan”) and the Energy Vault, Inc. 2017 Equity Incentive Plan (the “2017 Plan” and together with the 2020 Plan, the “Predecessor Plans”), as a result of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration that results in an increase to the number of outstanding shares of Registrant’s common stock, par value $0.0001 per share (the “Common Stock”).

(2)

Represents 20,862,091 shares of Common Stock reserved for issuance under the 2022 EIP, including 5,345,331 shares that were automatically added to the shares reserved for issuance under the 2022 EIP on March 1, 2022 pursuant to an “evergreen” provision contained in the 2022 EIP.

The number of shares of Common Stock available for issuance under the 2022 EIP is subject to an automatic annual increase on the first day of each March through March 1, 2031, equal to the lesser of (a) 4% of the total number of shares of Common Stock actually issued and outstanding on the last day of the preceding month or (b) the number of shares of Common Stock determined by the Registrant’s Board of Directors.

To the extent that shares previously issued pursuant to awards granted under the Predecessor Plans are reacquired by the Registrant after the date of this Registration Statement pursuant to a forfeiture provision, repurchase right or for any other reason, or if outstanding awards granted under each of the Predecessor Plans are forfeited, cancelled, expire or lapse unexercised for any reason before being exercised or settled in full after the date of this Registration Statement, the shares of Common Stock subject to such awards instead will become available for future issuance under the 2022 EIP, up to a maximum of 8,251,906 shares.

(3)	Represents 7,081,307 shares of Common Stock that are subject to restricted stock units outstanding under the 2020 Plan.

(4)	Represents 927,963 shares of Common Stock that may be issued pursuant to the exercise of outstanding stock options under the 2020 Plan.

(5)	Represents 203,205 shares of Common Stock that may be issued pursuant to the exercise of outstanding stock options under the 2017 Plan.

(6)	Represents 145,630 shares of Common Stock that may be issued pursuant to the exercise of the outstanding stock option (the “Consultant Option”) granted to West Investments VIII, LLC.
(7)

Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee and based on the average of the high and low prices of the Common Stock on July 26, 2022, as reported on the New York Stock Exchange, which date is within five business days prior to the filing of this Registration Statement.

(8)

Estimated pursuant to Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The price of $0.81 per share represents the weighted average exercise price per share of outstanding awards under the 2020 Plan.

(9)

Estimated pursuant to Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The price of $0.24 per share represents the weighted average exercise price per share of outstanding awards under the 2017 Plan.

(10)	Estimated pursuant to Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The price of $1.48 per share represents the exercise price per share of the outstanding awards under Consultant Option.